UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2012

INSTITUTIONAL FINANCIAL MARKETS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 5, 2012 (the “Effective Date”), PrinceRidge Partners LLC (“PrinceRidge LLC”), an indirect subsidiary of Institutional Financial Markets, Inc. (the “Company”), PrinceRidge Holdings LP, an indirect subsidiary of the Company (“PrinceRidge LP” and, together with PrinceRidge LLC, “PrinceRidge”), IFMI, LLC, a direct subsidiary of the Company (“IFMI”), and the Company entered into a Separation, Release and Repurchase Agreement (collectively, the “Separation Agreements”) with each of Ahmed Alali (“Alali”), Ronald J. Garner (“Garner”) and Matthew G. Johnson (“Johnson” and, together with Alali and Garner, the “Separated Employees”).

Under the Separation Agreements, each of the Separated Employees resigned from all positions and offices held with PrinceRidge and its affiliates, including, with respect to Alali and Johnson, as members of the Board of Managers of PrinceRidge LLC. In addition, each of the Separated Employees, on one hand, and PrinceRidge, IFMI and the Company, on the other hand, entered into a mutual release of claims.

Under the Separation Agreements, PrinceRidge agreed on the Effective Date to accelerate its obligation to repurchase all of the Securities from the Separated Employees. In connection with the repurchase of the Securities, PrinceRidge LP paid the Separated Employees, in the aggregate, approximately $2.6 million in cash on the Effective Date, and PrinceRidge LP issued to the Separated Employees promissory notes (collectively, the “Notes”) in the initial aggregate principal amount of approximately $4.8 million. The aggregate consideration received by the Separated Employees represented a discount of approximately 6% from the aggregate value of the Separated Employees’ capital accounts in PrinceRidge as of September 30, 2012.

The terms and conditions of each of the Notes are substantially the same. Under each of the Notes, interest accrues on the unpaid balance of the principal amount at a rate of five percent (5%) per annum (“Interest”) from the Effective Date until the aggregate principal amount is paid in full. Each of the Notes matures on December 21, 2012 and there is no penalty for pre-paying the Notes. Payment of the principal amount under each of the Notes will be accelerated upon the occurrence of certain standard events of default and if the aggregate book value of the equity interests of PrinceRidge held by IFMI is less than $30 million.

Following the repurchase of the Securities, IFMI owns 98% of the equity interests in PrinceRidge LP.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTITUTIONAL FINANCIAL MARKETS, INC.

Date: October 12, 2012	By:	/s/ Joseph W. Pooler, Jr.
Joseph W. Pooler, Jr.
Executive Vice President, Chief Financial Officer and Treasurer